                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement pertaining to the Employee Stock Purchase Plan of Quorum Health Group, Inc. of our report dated August 4, 1997, except for Note 12, as to which the date is August 19, 1997, with respect to the consolidated financial statements and schedules of Quorum Health Group, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.


                                                     Ernst & Young LLP


Nashville, Tennessee
December 15, 1997